Exhibit 99.1

FOR IMMEDIATE RELEASE

Published Peer-Reviewed Initial Data from BioCardia’s Pivotal Phase 3 Clinical Trial of CardiAMP™ Demonstrates Improvement in Heart Failure Patients Measured by Exercise Outcomes and Cardiac Function

Paper published in the “International Journal of Cardiology” demonstrates safety and tolerability while showing functional improvement at six months

SAN CARLOS, Calif. -- October 26, 2020 – BioCardia®, Inc. [Nasdaq: BCDA](“BioCardia” or the “Company”), a leader in the development of comprehensive solutions for cardiovascular regenerative therapies, today announces the publication of data from the Company’s initial open-label roll-in cohort that served as the precursor for the Company’s ongoing CardiAMP HF Phase 3 clinical trial. Published in the International Journal of Cardiology, the study data shows that CardiAMP™ is a well-tolerated treatment in heart failure patients and demonstrated improved distance in six-minute exercise testing at six months and a trend toward improvement at one year. This 10-patient cohort was the feasibility test for the currently enrolling CardiAMP HF Phase 3 clinical trial.

The study, titled “Point of care, bone marrow mononuclear cell therapy in ischemic heart failure patients personalized for cell potency: 12-month feasibility results from CardiAMP heart failure roll-in cohort,” followed 10 patients with chronic post-heart attack heart failure (NYHA class II-III) who underwent a 5 ml bone marrow aspiration to determine cell potency using the patented CardiAMP Cell Potency Assay followed by CardiAMP cell therapy (bone marrow mononuclear cell (BM MNC) enrichment and transendocardial injection of 200 million BM MNCs) at a subsequent single point of care visit. The study followed those subjects for 12 months and showed no serious adverse events related to bone marrow or cell delivery. Importantly, improvement at six months was observed in six-minute walk distance (+47.8 meters, p=0.01) and trended to improvement at 12 months (+46.4 meters, p=0.06). Echocardiographic data substantiated the improved performance of patients, as better contractility was seen of the heart.

“These results surpassed what we saw in our Phase 2 trial in similar NYHA Class I, II, and III ischemic heart failure patients. Utilizing our cell potency assay is an important component of the CardiAMP treatment process, as it is the potency of the patients’ own cells that facilitates the regeneration and, therefore, the therapy. The results for these 10 patients are a meaningful marker for the heart failure community as a whole, and we believe it bodes well for our larger trial, for which these first patients laid the groundwork,” said BioCardia Chief Medical Officer, Eric Duckers, M.D., Ph.D. “Our current CardiAMP HF trial is currently enrolling, and we anticipate full enrollment as early as Q4 2021. In the meantime, we expect to receive the results from our data and safety monitoring board (DSMB) review by December 15, 2020.”

The published paper also reported 12-month trends toward improvement in a variety of cardiac functions, including left ventricular ejection fraction and recruitment of previously akinetic left ventricular wall segments. The 10-patient cohort also displayed trends toward improvement of NYHA heart failure functional class, and overall quality of life. The International Journal of Cardiology article is currently available online here and is expected to be available in print in the coming weeks.

About BioCardia

BioCardia, Inc., headquartered in San Carlos, California, is developing autologous and allogenic cell-based therapies to treat cardiovascular disease. CardiAMP™ and CardiALLO™ cell therapies are the Company’s biotherapeutic product candidates in clinical development. The Company has also developed a portfolio of approved enabling products that optimize delivery of its cell therapies.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, the intended outcomes of and enrollment in our trials, the efficacy and safety of our products and therapies, and statements regarding our intentions, beliefs, projections, outlook, analyses and current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, obtaining regulatory approvals, and the ability to raise the additional funding needed to continue to pursue BioCardia’s product development plans. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate.  Additional factors that could materially affect actual results can be found in our documents filed with the SEC, including our recent filings on Form 8-K, Form 10-K and Form 10-Q, particularly any statements under the caption entitled “Risk Factors” therein.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Media Contact:
Michelle McAdam, Chronic Communications, Inc.
michelle@chronic-comm.com
(310) 902-1274

Investor Contact:
David McClung, Chief Financial Officer
Investors@BioCardia.com
(650) 226-0120